UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2023

AUDACY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14461	23-1701044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
*	*	*

*

On October 30, 2023, the NYSE filed a Form 25 relating to the delisting from the NYSE of our Class A common stock. The delisting became effective on November 9, 2023. The Class A common stock will continue to trade over the counter under the symbol “AUDA.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Continued Discussions with Creditors

Audacy, Inc. (the “Company” or “Audacy”) continues to engage in discussions with its creditors with respect to a number of potential alternatives regarding a restructuring of the Company’s outstanding indebtedness.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility Amendment

On November 19, 2023, Audacy Capital Corp. (formerly known as Entercom Media Corp., the “Issuer”), the guarantors party thereto and the lenders party thereto, entered into Amendment No. 10 (the “Credit Facility Amendment”) to the credit agreement, dated as of October 17, 2016 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Facility”). The Credit Facility Amendment extends the grace periods before which a default in the payment of interest in the amount of approximately $17,000,000 originally due on October 31, 2023, and approximately $785,592 originally due on November 8, 2023, matures into an Event of Default, to 21 business days, from the previously announced 14 business days.

The foregoing summary of the Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Credit Facility Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Receivables Facility Amendment

On November 19, 2023, Audacy Receivables, LLC (“Audacy Receivables”) and the other parties to the Receivables Purchase Agreement, dated as of July 15, 2021, by and among Audacy Receivables, Autobahn Funding Company LLC, as an investor, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main, as agent on behalf of the investor parties and Audacy Operations, Inc. as the servicer (as amended, restated, supplemented and/or otherwise modified from time to time, the “Receivables Facility”) entered into Amendment No. 6 to the Receivables Facility (the “Receivables Facility Amendment”), which amends the cross-default that would otherwise occur under the Receivables Facility in respect of certain defaults in the payment of interest under the Credit Facility, with the effect that such interest payment defaults will not result in an event of default under the Receivables Facility until the expiration of the 21 business day grace periods provided for under the Credit Facility, as amended by the Credit Facility Amendment described above.

The foregoing summary of the Receivables Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Receivables Facility Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties, including statements about the restructuring of the Company, anticipated future financial or operational results, and the Company’s financial position. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the SEC. All of the forward-looking statements in this Current Report on Form 8-K are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title

10.1	Amendment No. 10 to Credit Agreement, dated as of November 19, 2023, by and among Audacy Capital Corp. (formerly Entercom Media Corp.), the guarantors party thereto and the lenders party thereto

10.2	Amendment No. 6 to Receivables Purchase Agreement, dated as of November 19, 2023, by and among Audacy Receivables, LLC, Autobahn Funding Company LLC, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main, and Audacy Operations, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

Dated: November 20, 2023